UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2022

SPORTS VENTURES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39842	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Collins Ave 1901N

Bal Harbour, FL 33154

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 786-650-0074

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one third of one Redeemable Warrant	AKICU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, $.0001 par value per share	AKIC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	AKICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on January 25, 2022, Sports Ventures Acquisition Corp., a Cayman Islands exempted company (“SVAC”), entered into a Business Combination Agreement (as amended, the “Business Combination Agreement”) with Prime Focus World N.V., a public limited liability company incorporated in the Netherlands (“DNEG”), PF Overseas Limited, a limited liability company incorporated in Mauritius (“PF Overseas”), Prime Focus 3D Cooperatief U.A., a Dutch cooperative association (“Dutch Co-op”), and AKICV LLC, a Delaware limited liability company (“Sponsor”) (collectively, the “Parties”).

On June 15, 2022, the Parties entered into a Termination and Settlement Agreement (the “Termination Agreement”), pursuant to which, the Parties mutually agreed to terminate the Business Combination Agreement consistent with Section 9.01(a) of the Business Combination Agreement. Their decision took into account current market conditions, the general difficulties facing special purpose acquisition companies, and other market factors. The termination of the Business Combination Agreement became effective as of such date.

As a result of the Termination Agreement, the Business Combination Agreement is of no further force and effect, the Parties have released all existing claims that they may presently have against one another arising out of the Business Combination Agreement, and the agreements entered into in connection with the Business Combination Agreement, including, but not limited to, (i) the Amended and Restated Registration Rights Agreement, by and among SVAC and holders set forth on Exhibit A thereto, (ii) the Sponsor Support Agreement, by and among SVAC, DNEG and the Sponsor, (iii) the Backstop Agreement, by and among SVAC, DNEG and the Sponsor, (iv) the Stockholder Support Agreements, (v) the PFL Agreement and (vi) the Subscription Agreements by and among SVAC and certain institutional and private investors, in each case as defined in the Business Combination Agreement, have also been terminated and are no longer be effective, as applicable, in accordance with their respective terms. In connection with the execution of the Termination Agreement, DNEG has paid a fee equal to One Million Five Hundred Thousand Dollars ($1,500,000) to Sponsor.

SVAC will consider other acquisition opportunities, while recognizing existing market conditions and the limited remaining time for SVAC to consummate a business combination, which must occur by January 5, 2023.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by SVAC on January 25, 2022, and the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01 Other Events.

On June 16, 2022, SVAC and DNEG issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination and Settlement Agreement, dated as of June 15, 2022, by and between Sports Ventures Acquisition Corp, Prime Focus World N.V., PF Overseas Limited, Prime Focus 3D Cooperatief U.S., and AKICV LLC.
99.1	Press Release, dated June 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS VENTURES ACQUISITION CORP.

	By:	/s/ Alan Kestenbaum
Name: Alan Kestenbaum
Title: Chief Executive Officer

Dated: June 16, 2022

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